Exhibit 5

                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                               COUNSELLORS AT LAW

                           1211 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10036-8735
                                 (212) 704-6000              175 GREAT NECK ROAD
                                  CABLE LAWPARK             GREAT NECK, NY 11021
                               FAX (212) 704-6288              (516) 482-4422
                                  TELEX 640347               FAX (516) 482-4469

                                                     WRITER'S DIRECT DIAL NUMBER

                                  June 13, 1996

American Medical Alert Corp.
3265 Lawson Boulevard
Oceanside, New York 11572

Gentlemen:

           We have acted as counsel to American Medical Alert Corp. (the "Registrant") in connection with its Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 850,000 shares of Common Stock, par value $.01 per share, of the Registrant (the "Shares") issuable upon the exercise of warrants (the "Warrants") issued by the Registrant as part of its public offering in December 1983.

           In connection with the foregoing, we have examined, among other things, the Warrant Agreement, dated as of December 22, 1983 between the Registrant and Continental Stock Transfer & Trust Company and the subsequent amendments thereto (collectively, the "Warrant Agreement"), the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on statements by of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.e

           Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of the Warrants will be, when issued pursuant to the provisions of the Warrants and the Warrant Agreement, validly issued, fully paid and non-assessable.

           We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Parker Chapin Flattau & Klimpl, LLP
                                     Parker Chapin Flattau & Klimpl, LLP